Reconciliation of Non-GAAP measures
Plug Power Inc.
Reconciliation of Non-GAAP financial measures to GAAP equivalent
(in millions)
2010 2011 2012
EBITDAS* (39.1) (20.0) 0.0
Interest 0.5 0.2 0.2
Taxes 0.0 0.0 0.0
Depreciation & amortization (7.2) (4.3) (4.3)
Non-cash stock based compensation (1.1) (2.5) (2.5)
Net Income (46.9) (26.6) (6.6)
*EBITDAS used for this table was the lowest point in the range provided
EBITDAS is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense and charges
for equity compensation.   EBITDAS is a non-GAAP measure of our financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.
While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are
limitations associated with the use of these non-GAAP financial measures.   These measures are not prepared in accordance with GAAP
and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.
1